As filed with the Securities and Exchange Commission on March 14, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Howard Street, Suite 300

San Francisco, California 94105

(Address of Principal Executive Offices)

2007 Employee Stock Purchase Plan

(Full Titles of the Plans)

Niccolo M. de Masi

President and Chief Executive Officer

Glu Mobile Inc.

500 Howard Street, Suite 300

San Francisco, California 94105

(415) 800-6100

(Name and Address of Agent For Service)

Copies to:

Scott J. Leichtner, Esq. Vice President and General Counsel Glu Mobile Inc. 500 Howard Street, Suite 300 San Francisco, California 94105	David A. Bell, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	784,454(2)	$4.4221(3)	$3,468,954	$446.80

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2007 Employee Stock Purchase Plan reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents an automatic increase in the number of shares available for issuance under the 2007 Employee Stock Purchase Plan equal to 1% of 78,445,424 shares, the total outstanding shares of the Registrant as of December 31, 2013. This increase was effective as of January 1, 2014.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, and based upon 85% of the average of the high and low sales prices of the Registrant’s common stock as reported by the NASDAQ Global Market on March 7, 2014. Pursuant to the 2007 Employee Stock Purchase Plan, the purchase price of a share is 85% of the fair market value of the Registrant’s common stock.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Glu Mobile Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 784,454 shares reserved for issuance under its 2007 Employee Stock Purchase Plan. The contents of the following registration statements on Form S-8 filed by the Registrant with the Commission are incorporated by reference in this registration statement on Form S-8:

Registration No.	Plan(s) Covered	Date Filed

333-187311	2008 Equity Inducement Plan 2007 Employee Stock Purchase Plan	03/15/2013

333-180110	2007 Employee Stock Purchase Plan	03/14/2012

333-172983	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/21/2011

333-165813	2008 Equity Inducement Plan 2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/31/2010

333-157959 (Post-Effective Amendment No. 1)	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/18/2009

333-157959	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/13/2009

333-149996	2008 Equity Inducement Plan 2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/31/2008

333-141487	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/22/2007

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the Exhibit Index (following the Signatures section of this Registration Statement) are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 14, 2014.

GLU MOBILE INC.

By:	/s/ Niccolo M. de Masi
Niccolo M. de Masi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Niccolo M. de Masi, Eric R. Ludwig and Scott J. Leichtner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

Principal Executive Officer:

/s/ Niccolo M. de Masi	President, Chief Executive Officer and Director	March 14, 2014
Niccolo M. de Masi

Principal Financial Officer:

/s/ Eric R. Ludwig	Executive Vice President and Chief Financial Officer	March 14, 2014
Eric R. Ludwig

Principal Accounting Officer:

/s/ Gregory J. Cannon	Vice President, Finance and Corporate Controller	March 14, 2014
Gregory J. Cannon

Additional Directors:

/s/ William J. Miller	Chairman of the Board	March 14, 2014
William J. Miller

Director
Lorne Abony

/s/ Eric R. Ball	Director	March 14, 2014
Eric R. Ball

/s/ Ann Mather	Director	March 14, 2014
Ann Mather

/s/ Hany M. Nada	Director	March 14, 2014
Hany M. Nada

/s/ Benjamin T. Smith, IV	Director	March 14, 2014
Benjamin T. Smith, IV

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.01	Restated Certificate of Incorporation of the Registrant.	S-1/A	333-139493	3.02	02/14/2007

4.02	Amended and Restated Bylaws of the Registrant, adopted on March 7, 2014.	8-K	001-33368	99.01	03/13/2014

4.03	2007 Employee Stock Purchase Plan, as amended and restated on August 1, 2011.	10-K	001-33368	10.04	03/14/2012

4.04	Form of Specimen Certificate for Common Stock.	S-1/A	333-139493	4.01	02/14/2007

5.01	Opinion of Scott J. Leichtner, General Counsel to Registrant.					X

23.01	Consent of Scott J. Leichtner (included in Exhibit 5.01).					X

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

24.01	Power of Attorney (see Signature Page of this Registration Statement).					X